EXHIBIT 99.1

STURM, RUGER & CO., INC.

       SOUTHPORT, CONNECTICUT 06890 U.S.A.

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS THIRD QUARTER 2011

EARNINGS OF 57¢ PER SHARE AND DECLARES DIVIDEND OF 14.1¢ PER SHARE

SOUTHPORT, CONNECTICUT, November 2, 2011--Sturm, Ruger & Company, Inc. (NYSE-RGR), announced today that for the third quarter 2011, the Company reported net sales of $80.5 million and earnings of 57¢ per share, compared with net sales of $58.4 million and earnings of 32¢ per share in 2010.

For the nine months ended October 1, 2011, net sales were $235.6 million and earnings were $1.56 per share.  For the corresponding period in 2010, net sales were $191.1 million and earnings were $1.18 per share.

The Company also announced today that its Board of Directors voted to declare a quarterly dividend of 14.1¢ per share on the Company’s issued and outstanding shares of common stock.  This cash dividend will be paid on November 28, 2011 to stockholders of record as of November 14, 2011.

Chief Executive Officer Michael O. Fifer made the following comments related to the Company’s results:

•

Our earnings increase of 78% was driven by the 38% increase in sales and our ongoing focus on continuous improvement in our operations.

•

Demand for our products outpaced the growth in overall industry demand as measured by the National Instant Criminal Background Check System (“NICS”) background checks (as adjusted by the National Shooting Sports Foundation) for both the third quarter and nine months ended October 1, 2011 as illustrated below:

	Period ended October 1, 2011
	Q3	Nine months
Increase in estimated Ruger Units Sold from Distributors to Retailers	23%	19%

Increase in total adjusted NICS Background Checks (thousands)	12%	13%

•

We believe the growth in estimated unit sell-through from distributors to retailers was greater than the growth in Adjusted NICS background checks in both periods due largely to the popularity of the new products introduced in 2011, including the following:

▪

LC9 pistol,

▪

SR1911 pistol,

▪

Single-Ten revolver,

▪

SR40c pistol, and

▪

SP-101 double-action revolver chambered in 22LR.

New products represented $26.2 million or 33% of sales in the third quarter of 2011, and $75.0 million or 32% of sales in the nine months ended October 1, 2011.

•

Cash provided by operating activities was $43.0 million for the nine months ended October 1, 2011.

•

During the first nine months of 2011, capital expenditures totaled $12.2 million, much of it related to tooling and equipment for new products.  We expect to invest approximately $15 million to $18 million for capital expenditures during 2011.

•

At October 1, 2011, our cash and equivalents and short-term investments totaled $79.3 million, an increase of $21.7 million since the beginning of the year.  Our current ratio is 3.3 to 1 and we have no debt.

•

At October 1, 2011, stockholders’ equity was $136.9 million, which equates to a book value of $7.19 per share, of which $4.17 per share was cash and equivalents and short-term investments.

•

During the first nine months of 2011, we returned $7.5 million to our shareholders through:

1.

The payment of $5.5 million of dividends, and

2.

The repurchase of 133,400 shares of our common stock in the open market at an average price of $14.94 per share, for a total of $2.0 million.

•

As of the end of the third quarter of 2011, $8.0 million remained available for future stock repurchases.

•

In May, the Company announced the Ruger Million Gun Challenge to benefit the National Rifle Association.  To the best of our knowledge, no firearm manufacturer has ever built and shipped one million units in one year, and Ruger is attempting to be the first company ever to do so.  Supporting this goal, Ruger will donate $1 to the NRA for every Ruger firearm sold from April 2011 through March 2012, with the goal of selling one million Ruger firearms and donating $1 million to the NRA.  Ruger made its first Million Gun Challenge donation of $279,600 in July, and will donate an additional $276,500 in the fourth quarter.

Today, the Company filed its Quarterly Report on Form 10-Q for the third quarter of 2011.  The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate.   Investors are urged to read the complete Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger

Sturm, Ruger was founded in 1949 and is one of the nation’s leading manufacturers of high-quality firearms for the commercial sporting market.  Sturm, Ruger is headquartered in Southport, CT, with manufacturing facilities located in Newport, NH and Prescott, AZ.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations.  Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Unaudited)

(Dollars in thousands, except share data)

	October 1, 2011	December 31, 2010

Assets

Current Assets
Cash and cash equivalents	$ 53,344	$ 5,132
Short-term investments	25,998	52,493
Trade receivables, net	33,421	31,565
Gross inventories	46,137	48,820
Less LIFO reserve	(37,101)	(37,448)
Less excess and obsolescence reserve	(1,281)	(1,545)
Net inventories	7,755	9,827

Deferred income taxes	4,871	4,780
Prepaid expenses and other current assets	1,355	1,427
Total Current Assets	126,744	105,224

Property, plant and equipment	160,568	150,379
Less allowances for depreciation	(114,267)	(107,458)
Net property, plant and equipment	46,301	42,921
Deferred income taxes	3,976	5,443
Other assets	8,654	4,173
Total Assets	$185,675	$157,761

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Unaudited) (Continued)

(Dollars in thousands, except share data)

	October 1, 2011	December 31, 2010

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$ 19,790	$ 16,492
Product liability	1,062	449
Employee compensation and benefits	11,930	10,923
Workers’ compensation	4,466	4,893
Income taxes payable	1,729	582
Total Current Liabilities	38,977	33,339

Accrued pension liability	9,366	9,369
Product liability accrual	414	573

Contingent liabilities	--	--
Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	--	--
Common Stock, par value $1:
Authorized shares – 40,000,000 2011 – 23,337,489 issued, 19,038,055 outstanding 2010 – 23,003,285 issued, 18,837,251 outstanding	23,337	23,003
Additional paid-in capital	9,966	9,885
Retained earnings	161,147	137,125
Less: Treasury stock – at cost 2011 – 4,299,434 shares 2010 – 4,166,034 shares	(37,884)	(35,885)
Accumulated other comprehensive loss	(19,648)	(19,648)
Total Stockholders’ Equity	136,918	114,480
Total Liabilities and Stockholders’ Equity	$185,675	$157,761

STURM, RUGER & COMPANY, INC.

Condensed Statements of Income (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010

Net firearms sales	$79,214	$57,505	$232,126	$188,396
Net castings sales	1,298	896	3,449	2,671
Total net sales	80,512	58,401	235,575	191,067

Cost of products sold	51,385	39,818	153,989	127,613

Gross profit	29,127	18,583	81,586	63,454

Operating expenses:
Selling	6,581	5,194	19,961	16,211
General and administrative	5,659	4,080	15,218	11,999
Other operating expenses, net	-	-	-	398
Total operating expenses	12,240	9,274	35,179	28,608

Operating income	16,887	9,309	46,407	34,846

Other income:
Interest expense, net	(21)	(18)	(54)	(75)
Other income, net	177	148	466	449
Total other income, net	156	130	412	374

Income before income taxes	17,043	9,439	46,819	35,220

Income taxes	6,306	3,398	17,323	12,679

Net income	$10,737	$ 6,041	$29,496	$22,541

Basic earnings per share	$0.57	$0.32	$1.56	$1.18

Fully diluted earnings per share	$0.56	$0.31	$1.55	$1.17

Cash dividends per share	$0.142	$0.100	$0.289	$0.253

STURM, RUGER & COMPANY, INC.

Condensed Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Nine Months Ended
	October 1, 2011	October 2, 2010

Operating Activities
Net income	$29,496	$ 22,541
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	8,792	6,863
Slow moving inventory valuation adjustment	(35)	(692)
Stock-based compensation	2,110	1,711
Loss (Gain) on sale of assets	(82)	5
Deferred income taxes	1,376	649
Changes in operating assets and liabilities:
Trade receivables	(1,856)	(885)
Inventories	2,107	(165)
Trade accounts payable and accrued expenses	2,870	(1,477)
Employee compensation and benefits	1,007	(3,905)
Product liability	454	(995)
Prepaid expenses, other assets and other liabilities	(4,419)	933
Income taxes payable	1,147	(1,085)
Cash provided by operating activities	42,967	23,498

Investing Activities
Property, plant and equipment additions	(12,209)	(16,416)
Proceeds from sale of assets	127	21
Purchases of short-term investments	(122,978)	(112,473)
Proceeds from maturities of short-term investments	149,473	115,722
Cash provided by (used for) investing activities	14,413	(13,146)

Financing Activities
Tax benefit from exercise of stock options	3,087	698
Repurchase of common stock Payment of employee withholding tax related to share-based compensation	(1,999) (4,782)	(5,717) -
Dividends paid	(5,474)	(4,849)
Cash used for financing activities	(9,168)	(9,868)

Increase in cash and cash equivalents	48,212	484

Cash and cash equivalents at beginning of period	5,132	5,008

Cash and cash equivalents at end of period	$ 53,344	$ 5,492